Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2014, which appears in InspireMD Inc.'s Transition Report on Form 10-K for the six-month period ended December 31, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement

Tel-Aviv, Israel	/s/Kesselman & Kesselman
June 5, 2014	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited